Exhibit 23.1

Simon & Edward, LLP Certified Public Accountants & Consultants A PCAOB Registered CPA Firm	17700 Castleton Street, Suite 488 City of Industry, CA 91748, U.S.A Tel: +1 (626) 854-6500 Fax: +1 (626) 854-6505 http://www.2mycpa.com

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of Xodtec LED, Inc. on Form S-8, of our report dated July 15, 2010 which appears in this annual report on Form 10-K/A for the years ended February 28, 2010 and February 28, 2009.

/s/ Simon & Edward, LLP
Simon & Edward, LLP
December 10, 2010